Exhibit 10.1
AMENDMENT TO EMPLOYMENT AGREEMENT
     THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into effective as of June 30, 2009 (the “Effective Date”), by and between Newpark Resources, Inc., a Delaware corporation (the “Company”), and William D. Moss, an employee and executive officer of the Company (“Executive”).
     WHEREAS, the Company and the Executive have previously entered into that certain Employment Agreement dated June 2, 2008, as amended on April 23, 2009 (as amended, the “Employment Agreement”), setting forth the terms and conditions under which the Executive shall be employed by the Company and serve as the Vice President of the Company and the President of Newpark Mats and Integrated Services (“NMIS”);
     WHEREAS, pursuant to a consolidation of NMIS with the Company’s Environmental Services business, the Executive will no longer serve as the President of NMIS ;
     WHEREAS, as a result of the changes in the Executive’s position and related responsibilities (the “Employment Events”), the Executive has a right to terminate his employment for Good Reason pursuant to Section 2.3 of the Employment Agreement; and
     WHEREAS, the Company and the Executive desire to enter into this Amendment to set forth the parties’ agreements concerning the Executive’s continued employment by the Company and the parties’ respective termination rights arising from the Employment Events.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, by good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereby agree as follows:
     1. Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Employment Agreement.
     2. Change in Executive Position. Commencing as of the Effective Date, the Executive shall no longer serve as the President of NMIS. The Company desires to continue to retain the services of the Executive, and the Executive agrees to continue to serve, as Vice President, Corporate Strategy and Development, of the Company pursuant to which he will serve under the direction and supervision of the Chief Executive Office of the Company and shall perform such duties as assigned to the Executive from time to time.
     3. Amendment to Termination Provisions. As a result of the Employment Events and the change in the Executive’s position as described above, the parties have agreed to amend the Employment Agreement as follows:
          (a) The Executive agrees that he shall not have the right to terminate his employment for Good Reason as a result of the Employment Events at any time prior to January 1, 2010. The Executive shall have the right to terminate his employment for Good Reason as a result of the Employment Events within the twenty (20) day period immediately following January 1, 2010 by providing written notice thereof to the Company. If the Executive fails to timely provide written notice of his termination of employment for Good Reason as a result of the Employment Events within such twenty (20) day period, the Executive shall be deemed to have conclusively waived any right he may have under the Employment Agreement to terminate his employment for Good Reason as a result of the Employment Events.
          (b) In consideration of the foregoing agreements by the Executive, the Company agrees that it shall not have the right to terminate the Executive’s employment without Cause at any time prior to January 20, 2010.
          (c) Except as otherwise provided herein, the Employment Agreement shall remain in full force and effect.
     4. Miscellaneous.
          (a) This Amendment may be executed in any number of counterparts with the same effect as if all the parties herein signed the same document. All counterparts shall be construed together and shall constitute one agreement.
          (b) This Amendment shall be governed by and construed in accordance with the laws of the State of Texas for all purposes and in all respects, without regard to the conflict of law provisions of such state.
     IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement on June 30, 2009, 2009 but effective for all purposes as of the Effective Date.

NEWPARK RESOURCES, INC.

By:	/s/ Paul L. Howes

Name:	Paul Howes
Title:	President & CEO

/s/ William D. Moss

William D. Moss (Executive)